                       STONEBRIDGE AGGRESSIVE GROWTH FUND, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 25, 1998

     The Annual Meeting of stockholders of Stonebridge Aggressive Growth Fund, Inc. (the "Fund") will be held on August 25, 1998, at 3:00 p.m., Los Angeles time, at the Regency Club, 10900 Wilshire Blvd, Los Angeles, California.

     At the Meeting, we will ask the shareholders to vote on:

     1.   A proposal to reorganize the Fund into Stonebridge Funds Trust.

     2.   Election of nine directors.

     3. Ratification of the selection of Hein + Associates LLP as the Fund's independent public accountants for the current fiscal year.

     4.   Any other matters that properly come before the meeting.

The Board of Directors has unanimously approved these proposals and recommends you vote "FOR" each of them. Please read the enclosed proxy statement for a full discussion of the proposals.

                                        Charles E. Woodhouse
                                        President
                                        Los Angeles, California
                                        July 1, 1998

--------------------------------------------------------------------------------
WHO CAN VOTE?
--------------------------------------------------------------------------------
     Any person owning shares on June 29, 1998.

WHY SHOULD I BOTHER TO VOTE?
     YOUR VOTE IS IMPORTANT. If the Fund does not receive enough votes, it will have additional expenses to mail proxies again or solicit voters by telephone so this meeting can take place.

HOW CAN I VOTE?
     - By mail - Vote, sign and mail the enclosed ballot in the envelope provided.
     -  By fax - Vote, sign and fax both sides to ____________.
     -  By phone - Call ___________.
     -  In person at the meeting.

DO YOU HAVE QUESTIONS?
     Call us at 1-800-___________.

--------------------------------------------------------------------------------

                       STONEBRIDGE AGGRESSIVE GROWTH FUND, INC.

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS
                                   AUGUST 25, 1998


     The enclosed Proxy is solicited by the Board of Directors of Stonebridge Aggressive Growth Fund, Inc. (referred to in this Proxy Statement as the "Fund") in connection with the 1998 Annual Meeting of Stockholders (referred to in this Proxy Statement as the "Meeting"). The Meeting will be held on August 25, 1998 at 3:00 p.m., Los Angeles time at the Regency Club, 10900 Wilshire Blvd, Los Angeles, California.

--------------------------------------------------------------------------------
     This Proxy Statement is organized as follows:
--------------------------------------------------------------------------------

     1. REORGANIZATION OF THE FUND -- information about this proposal begins on page 3.

     2. ELECTION OF DIRECTORS -- information about this proposal begins on page 10.

     3. SELECTION OF ACCOUNTANTS -- information about this proposal begins on page 14.

     4.   PROXY VOTING AND MEETING PROCEDURES -- information begins on page 15.

     5.   GENERAL INFORMATION -- begins on page 17.

--------------------------------------------------------------------------------


     This Proxy Statement is being mailed to stockholders on or about July 7, 1998. The Fund's Annual Report for the year ended October 31, 1997 and its Semi-Annual Report for the six months ended April 30, 1998 were previously mailed to stockholders. We will send you a copy of the Annual Report and the Semi-Annual Report without charge. Write Stonebridge Aggressive Growth Fund at 370 17th Street, Suite 3100, Denver, CO 80202 or telephone us at 1-800-639-3935.

     IF YOU HAVE QUESTIONS ABOUT THIS PROXY STATEMENT OR NEED HELP IN VOTING YOUR SHARES, PLEASE CALL SHAREHOLDER COMMUNICATIONS CORPORATION AT 1-800-
__________.




                                      PROPOSAL 1

                              REORGANIZATION OF THE FUND

     The Board of Directors has approved a plan to reorganize the Fund into Stonebridge Funds Trust, a Delaware business trust (referred to in this Proxy Statement as the "Trust"). The purpose of the reorganization is to lower costs and improve Fund administration. To proceed, we need stockholder approval. The next several pages outline the important details of the plan:

     -    Why we want to reorganize the Fund

     -    How we plan to accomplish the reorganization.

     -    How the reorganization will affect the Fund

     -    How a Delaware business trust compares to a Delaware corporation

     -    Information about the Investment Manager

     -    How many stockholder votes we need to approve the reorganization


WHY WE WANT TO REORGANIZE THE FUND

     The Fund and Stonebridge Growth Fund, Inc. (referred to in this Proxy Statement as the "Growth Fund") are separate Delaware corporations which operate together as a "family" of funds (we refer to each corporation below as a "fund"). Each has the same Investment Manager (Stonebridge Capital Management Inc.), the same administrator (ALPS Mutual Funds Services, Inc.), and the same custodian (Fifth Third Bank), and transfer agent (National Financial Data Services). Most of the officers and directors of the Fund are also officers and directors of the Growth Fund.

     However, because each fund is a separate corporation, it must maintain separate corporate records, must register separately as an investment company with the Securities and Exchange Commission (referred to in this Proxy Statement as the "SEC"), and must make a variety of other separate state and federal
regulatory filings.   Reorganizing the funds as separate investment portfolios
of a single mutual fund with a single board will eliminate most of this duplication, which should lower costs and improve administration of the funds.

     It would be possible to achieve most of these efficiencies by reorganizing both funds as separate portfolios of a single Delaware corporation. However, the Boards of Directors of both funds have concluded that it would be better to reorganize both funds as separate investment portfolios of a newly organized Delaware business trust:

     - The Trust will not need to have annual shareholder meetings except when required by the Investment Company Act of 1940 (referred to in the Proxy Statement as the "Act"), which will save each fund more than $10,000 annually.

     - The Board of Trustees of the Trust will have greater flexibility in matters of governance and organization than the Board of Directors of the Fund, without sacrificing the federal or state tax advantages of a mutual fund.

     - The Trust's governing instruments will be clearer and more comprehensive about matters affecting modern investment companies than the funds' current organizational documents, which were adopted in the late 1950's.


HOW WE PLAN TO ACCOMPLISH THE REORGANIZATION

     THE REORGANIZATION AGREEMENT. The Fund's Board of Directors has approved a written reorganization agreement for the Fund. It spells out the terms and conditions that will apply to the Fund's reorganization as a portfolio of the Trust.

     THE STEPS IN THE REORGANIZATION. In essence, the reorganization will have three steps.

     - The first step has already been taken -- we have established a Delaware business trust called Stonebridge Funds Trust with two separate portfolios, called Stonebridge Growth Fund and Stonebridge Aggressive Growth Fund. The Trust will issue a single share of its Stonebridge Aggressive Growth Fund portfolio to the Fund, and a single share of its Growth Fund portfolio to the ^Growth Fund. If the stockholders of the Fund and the Growth Fund approve the reorganization, the Fund's share will be voted to elect the nominees referred to in Proposal 2 below, as the trustees of the Trust, and to approve the Fund's current investment advisory agreement as the form of advisory agreement for the Trust. The single share of the Growth Fund will be voted in a similar fashion upon approval of the reorganization by its stockholders.

     - Second, if the stockholders approve the reorganization, the Fund will transfer all of its assets and liabilities to the Stonebridge Aggressive Growth Fund portfolio of the Trust. In exchange, the Fund will receive shares of the portfolio with a total value equal to the value of the assets it is transferring (net of the Fund's liabilities).

     - Third, the Fund will dissolve. The Stonebridge Aggressive Growth Fund portfolio will open an account for each stockholder of the Fund, and will credit each stockholder with the exact number of full and fractional shares of the portfolio that he or she owned in the Fund on the date of the reorganization. New share certificates will not be issued.

     THE EFFECTIVE DATE OF THE REORGANIZATION. If the reorganization is approved by the stockholders, it will take place as soon as feasible after the Fund receives the necessary regulatory approvals and legal opinions. We believe this should be accomplished by November 1, 1998. However, at any time before the reorganization the Board of Directors of the Fund may decide that it is not in the best interest of the Fund and its stockholders to go forward with this project. If that happens, the Fund will continue to operate as it is currently organized.


HOW THE REORGANIZATION WILL AFFECT THE FUND

     After the reorganization, you will own shares of the Stonebridge Aggressive Growth Fund portfolio of the Trust (referred to in this Proxy Statement as the "Portfolio"). The operations of the Portfolio will not differ substantially from the Fund's operations.

     THE FUND'S INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS WILL STAY THE SAME. The reorganization will not change any of these. However, we are asking stockholders to temporarily waive any existing investment restrictions that would otherwise prohibit the reorganization. (For example, the Fund may not acquire control of any company, and as part of the reorganization it may temporarily control the Trust.) Your vote in favor of the reorganization will also approve a temporary waiver of any such restrictions.

     THE FUND'S INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS WILL STAY THE SAME. Stonebridge Capital Management Inc. will continue to manage the Portfolio for the same compensation as its currently receives from the Fund. Stockholder approval will be treated as approval of a new investment advisory agreement between the Investment Manager and the Trust on the same terms as the Fund's current agreement. The Trust will also enter into agreements with the Fund's current administrator, custodian and other service providers on the same terms as the Fund's current agreements.

     THE FUND'S FEES AND EXPENSES WILL STAY THE SAME. The fees and expenses of the Portfolio will be the same as the Fund's, except for any savings which may occur as a result of the reorganization. The Fund will pay its own expenses of the reorganization, including expenses associated with the solicitation of proxies (estimated as about $10,000). However, most of these are costs of the Fund's annual meeting, which would have been held even if the reorganization had not been proposed.

     THE FUND'S SHARE PRICE WILL NOT BE AFFECTED. On the day of the reorganization, the Portfolio's share price will be the same as the Fund's share price. The reorganization will not cause the Fund's share price to go up or down, and you will still own the same number of shares. Any declared but undistributed dividends or capital gains of the Fund will carry over in the reorganization.

     THE FUND'S PURCHASE AND REDEMPTION PROCEDURES WILL NOT BE AFFECTED. The Portfolio will have the same purchase, redemption and exchange procedures as the Fund, as described in the Fund's current prospectus and statement of additional information.

     THE FUND'S DIRECTORS AND ACCOUNTANTS WILL CONTINUE. Federal securities laws require that at least one-half of a mutual fund's directors be elected by its stockholders. While the Fund more than meets this standard now, that technically will not be true once it reorganizes into the Trust. Rather than call another shareholder meeting to vote on trustees of the Trust after the reorganization, we will treat stockholder approval of the reorganization as authorization to elect the Fund's board members to the same positions with the Trust. This approach will avoid the expense of another shareholder meeting after the reorganization.

     The Trust will have an October 31 fiscal year-end if the reorganization is approved. The Fund's current accountants will continue as the accountants for the Trust for the year ended October 31, 1999 after the reorganization. If this proposal is not approved, Hein + Associates LLP will continue as the Fund's accountants for its fiscal year ended October 31, 1999.

     THE REORGANIZATION WILL HAVE NO FEDERAL INCOME TAX CONSEQUENCES. We expect the reorganization will have no federal income tax consequences for you or the Fund. We will not proceed with the reorganization unless this point is confirmed by an opinion of counsel. Following the reorganization, the adjusted federal tax basis of your Portfolio shares will be the same as before. We do not expect stockholders to incur any personal state or local taxes as a result of the reorganization, but you should consult your own tax adviser to be sure.

     THE FUND WILL NO LONGER HAVE ANNUAL MEETINGS. The Fund will no longer have to hold annual shareholder meetings, except when required by the Act (generally when less than half of the trustees have been elected by the shareholders, or when it enters into a new investment management agreement). Most mutual funds no longer hold annual meetings simply to reelect members of their governing board and to ratify the appointment of independent accountants. We believe that this change will save the Fund more than $10,000 annually in proxy preparation, printing and other meeting expenses.

     THE FUND WILL NO LONGER HAVE STOCK CERTIFICATES. The new Portfolio will not issue share certificates, and will convert any outstanding stock certificates to record entry form. In today's financial world, very few investors hold share certificates as physical evidence of their mutual fund investments. Instead, their mutual fund holdings are maintained and accounted for as "record entries" on the computer system of the fund's independent transfer agent. The main problems with share certificates are that they can be stolen or lost, and they must be returned before your shares can be redeemed or exchanged. In light of these problems, and the minimal demand for share certificates, they will no longer be issued after the reorganization. This will not happen automatically; we will arrange conversion details separately with you if you hold Fund certificates.


HOW A DELAWARE BUSINESS TRUST COMPARES TO A DELAWARE CORPORATION

     Although federal securities laws regulate most of the operations of a mutual fund, they do not cover every aspect. State law and the fund's governing instruments fill in most of the gaps. The following discussion compares Delaware corporation law and the current articles of incorporation and bylaws of the Fund with the Delaware law and documents that will apply if the Fund reorganizes as a Delaware business trust. This discussion is not a comprehensive review of all technical distinctions between the different legal structures (you or your attorney would need to review the laws and Fund documents first hand for that sort of analysis). We simply want you to know how a Delaware business trust compares in certain key areas to a Delaware corporation -- the Fund's present legal structure.

     DIRECTORS AND TRUSTEES. The Fund is governed by a Board of Directors elected by the stockholders. The Trust is governed by a similar board elected by its shareholders, called the Board of Trustees. If the reorganization is approved, the directors of the Fund elected at the Meeting will become the trustees of the Trust.

     SERIES AND CLASSES. The Trust's governing instrument -- its declaration of trust -- allows it to issue separate series of shares, which represent interests in separate portfolios of investments (such as the Stonebridge Growth Fund and the Stonebridge Aggressive Growth Fund) without shareholder approval. No series is entitled to share in the assets of any other series or can be charged with the expenses or liabilities of any other series. The Fund's governing instrument -- its articles of incorporation -- does not authorize the creation of separate series (although this could be done if the articles were amended with stockholder approval).

     The Trust is also authorized to divide each series of shares into separate classes (such as class A and B shares), which would represent interests in the same portfolio and have the same rights except as provided by the Board of Trustees. We do not currently intend to issue multiple classes of shares, although we might do so in the future. The Fund's articles of incorporation do not authorize the creation of multiple classes of shares (although this could be done if the articles were amended with stockholder approval).

     SHAREHOLDER LIABILITY. Stockholders of a Delaware corporation generally have no personal liability for the Fund's obligations. The corporation laws of all other states have similar provisions.

     Shareholders of a Delaware business trust also are not personally liable for obligations of the Trust under Delaware law. However, no similar statutory or other authority limiting business trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder of the Trust is subject to the jurisdiction of courts in such other states, those states might not apply Delaware law and might subject the Trust's shareholder to liability. To offset this risk, the Declaration of Trust: (i) recites that its shareholders are not liable for its obligations, and requires notice of this to be included in all Trust contracts, and (ii) requires the Trust to indemnify any shareholder who is held personally liable for the obligations of the Trust.
Thus the risk of a Trust shareholder being subject to liability beyond his or her investment is limited to the following unusual circumstances in which all of the following factors are present: (1) a court refuses to apply Delaware law;
(2) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (3) the Trust is itself unable to meet its obligations. In the light of Delaware law, the nature of the Trust's proposed business, and the nature of its assets, we believe that the risk of personal liability to a Trust shareholder is remote.

     SHAREHOLDER MEETINGS AND VOTING RIGHTS. Under Delaware corporate law, the Fund is required to have an annual stockholder meeting to elect directors and consider any other matters properly coming before the meeting. The Trust is not required to hold annual shareholder meetings, and does not intend to do so. We believe this will result in a substantial savings to the shareholders.

     The Fund is required to hold a special stockholder meeting for any proper purpose when requested by its president or by the holders of 20% of its outstanding shares. The Trust is required to hold a special shareholder meeting to consider the removal of one or more trustees or for any other proper purpose when requested by a majority of the trustees or by the holders of 10% of its outstanding shares. Both the Fund and the Trust must also hold special shareholder meetings when required by the Act under certain circumstances (such as when a majority of the directors or trustees has not been elected by the shareholders or when it wants to sign a new or amended investment advisory agreement).

     In general, shareholders of the Trust have voting rights only with respect to a limited number of matters specified in the declaration of trust (such as the merger or sale of assets of a portfolio) and such other matters as the trustees may determine or as may be required by the Act. A greater number of matters require approval by the stockholders of the Fund (such as amendments to its articles of incorporation), and whether a matter requires stockholder approval is governed by Delaware corporate law as well as the Act.

     For a stockholder meeting of the Fund to go forward, a majority of the Fund's shares must be present (either in person or by proxy). For the Trust, this is reduced to one-third of the shareholders. When voting on matters affecting the Fund, all of its stockholders vote together on all questions. When voting on matters affecting only the Portfolio, only shareholders of the Portfolio will vote. However, when voting on matters affecting the Trust generally (such as the election of trustees or approval of independent accountants), all shareholders of the Trust -- including shareholders of the Aggressive Growth Fund -- will vote together. Although not presently the case, in the future the shareholders of the Portfolio may have a smaller ownership interest in the Trust than the shareholders of the Growth Fund, and the Growth Fund shareholders could therefore have effective voting control of matters affecting the Trust generally.

     Stockholders of the Fund have "cumulative voting" rights when voting for directors, as described under proposal 2 below. These rights are established to permit the holders of a substantial minority of shares of the Fund to elect at least one director. Shareholders of the Trust will not have such rights, and the holders of 50% of the outstanding shares of the Trust will be able to elect all of the trustees.

     DIRECTOR/TRUSTEE INDEMNIFICATION AND LIABILITY. The directors of the Fund cannot be held liable for their activities in that role so long as they perform their duties prudently, in good faith, and in the Fund's best interests. Delaware corporate law also provides that the directors may be liable for voting to declare a dividend or other distribution of assets to stockholders contrary to law or during liquidation of the corporation. Under Delaware business trust law, the same is generally true.

     The Fund indemnifies its directors from claims and expenses arising out of their services to the Fund, unless they have acted with willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The same is true of the Trust.

     AMENDMENTS OF CHARTER DOCUMENTS. Amendments to the Fund's articles of incorporation require stockholder approval. Amendments to the Trust's declaration of trust can be made by the Trustees without shareholder approval, unless they reduce the amount payable to shareholders upon liquidation of the Trust, repeal the limitations on shareholders' personal liability, or diminish or eliminate any voting rights.

     MERGERS AND OTHER REORGANIZATIONS. The Fund is required to obtain stockholder approval to merge or consolidate with any corporation or other organization or to sell substantially all of its assets. The same is true of the Trust.

     TERMINATION. Termination of the Fund would generally require approval of its stockholders. The Trust or any series or class of the Trust may be terminated by the trustees without shareholder approval, or by vote of a majority of the affected shareholders at a meeting.

     RIGHT OF INSPECTION. Each stockholder of the Fund is permitted to inspect records, accounts and books of the Fund for any legitimate purpose. Each shareholder of the Trust has the same rights.

INFORMATION ABOUT THE INVESTMENT MANAGER

     A vote to approve the reorganization will also be a vote to approve the Investment Advisory Agreement between the Trust and the Investment Manager with respect to the Fund. The Agreement is substantially the same as the Fund's current agreement with the Investment Manager, which was last approved by the stockholders of the Fund on August 1, 1997 and last approved by the Board of Directors of the Fund on April 10, 1997.

     The Investment Manager is a California corporation located at 1801 Century Park East, Suite 1800, Los Angeles, California 90067. It provides investment management services to individuals and institutions (including the Fund and the Aggressive Growth Fund) with total assets under management of over $570 million. Stonebridge is owned by seven of its employees. Its directors and executive officers are Richard C. Barrett, Dr. John G. Ayer, Charles E. Woodhouse, Craig
B. Burger, Tim G. Walt, Karen H. Parris, and Debra L. Newman.

     The Investment Manager and its predecessor have managed the assets of the Fund as investment adviser or subadviser to the Fund since 1958. Charles E. Woodhouse, President of the Fund has been primarily responsible for the day-to-day management of the Fund's portfolio since June 1998. However, the Investment Manager's practice is to make investment decisions by committee.

     The Fund pays the Investment Manager a fee at the annual rate of 1.00% of the Fund's average daily net assets. The Investment Manager has agreed to limit the overall annual expenses of the Fund to 2.90% of average annual net assets through October 31, 2002. The Fund will repay the Investment Manager for any Fund expenses paid by the Investment Manager when it can do so without increasing its total expenses above the 2.90% limit.

REQUIRED VOTE

     The reorganization must be approved by a majority of the outstanding shares of the Fund. If it is not, the Fund will continue to operate as a Delaware corporation.


                                     PROPOSAL 2

                                ELECTION OF DIRECTORS

     We propose to elect the following nine nominees as directors of the Fund. Each of them is now an officer or director of the Fund, the Growth Fund, or the Investment Manager. If elected, each of them will serve as a director of the Fund until the next annual meeting or until a successor has been elected. If the reorganization is completed, they will become the trustees of the Trust. If any nominee is unable to serve, Proxies will be voted for a substitute nominated by the Board of Directors, unless you instruct otherwise.

------------------------------------------------------------------------------------------

                                        Positions with Fund,
                                        Principal Occupations During            Director
Name                          Age       past Five Years and Address             Since
------------------------------------------------------------------------------------------
Dr. John G. Ayer*             75        Former President of the Fund            1976
                                        (1984 through June 1998),
                                        Executive Vice President and
                                        Director of the Investment
                                        Adviser; 1801 Century Park
                                        East, Suite 1800, Los
                                        Angeles, California 90067.

Richard C. Barrett*           56        Vice President and Director             1982
                                        of the Fund; President and
                                        Director of the Investment
                                        Adviser; Vice President and
                                        Director of the Growth Fund.
                                        1801 Century Park East, Suite
                                        1800, Los Angeles, California
                                        90067.

Selvyn B. Bleifer, M.D.       69        Director of the Fund and the            1985
                                        Growth Fund; Physician,
                                        Cardiovascular Medical Group.
                                        414 North Camden Drive,
                                        Beverly Hills, California
                                        90212.

Craig B. Burger*              41        Vice President of the Fund,             --
                                        Senior Vice President and
                                        Director of the Investment
                                        Adviser; Vice President of
                                        the Growth Fund. Vice
                                        President of Churchill (Nov.
                                        1993 to Nov. 1996). 1801
                                        Century Park East, Suite
                                        1800, Los Angeles, California
                                        90067.

Marvin Freedman               72        Director of the Fund and the            1995
                                        Growth Fund; Retired Partner,
                                        Freedman, Broder & Angen,
                                        Certified Public Accountants.
                                        2501 Colorado Avenue, Suite
                                        350, Santa Monica, California
                                        90404.


                                                                     11

Charles F. Haas               84        Director of the Fund and the            1981
                                        Growth Fund; Retired motion
                                        picture and television
                                        director; Director, Oakwood
                                        School.  12626 Hortense Street,
                                        Studio City, California 91604.

Debra L. Newman*              42        Vice President and Treasurer            --
                                        of the Fund; Executive Vice
                                        President, Chief Financial
                                        Officer, Secretary and
                                        Managing Director of the
                                        Investment Adviser. President
                                        and Treasurer of the Growth
                                        Fund; 1801 Century Park
                                        East, Suite 1800, Los
                                        Angeles, California 90067.

William H. Taylor, II         59        Director of the Fund and the            1983
                                        Aggressive Growth Fund;
                                        General Partner, Taylor &
                                        Company, a venture capital
                                        organization. General
                                        Partner, Taylor & Turner;
                                        Director, Oncor, Inc., a
                                        biotechnology company.
                                        Director, AMT Ventures, a
                                        materials venture fund.
                                        Director, I.C.C., Inc., an
                                        infrared imaging product
                                        company. Director, T.P.L.,
                                        Inc., an advanced materials
                                        company. 18730 Canyon Road,
                                        Sonoma, California 91604.

Charles E. Woodhouse*         34        President and Director of the           1995
                                        Aggressive Growth Fund;
                                        Executive Vice President,
                                        Managing Director and
                                        Director of Research of the
                                        Investment Adviser. 1801
                                        Century Park East, Suite
                                        1800, Los Angeles, California
                                        90067.
------------------------------------------------------------------------------------------

* An "interested person" of the Fund as that term is defined by the Act, because of his or her affiliation with the Investment Manager. Mr. Barrett and Ms. Newman are married.

     During the fiscal year ended October 31, 1997, the Fund's Board of Directors held 5 meetings. All of the current directors attended at least 75% of the meetings.

     As of June 29, 1998, the current directors and officers of the Fund, as a group owned beneficially ______ shares of stock of the Fund, which was __% of the Fund's outstanding shares. No one officer or nominee for director owns more than 1% of the Fund's outstanding shares.

     Each director who is not an "interested person" of the Fund, as that term is defined in the Act, receives from the Fund $150 for each meeting of the Board of Directors attended. The following table sets forth compensation information for the current directors of the Fund during its fiscal year ended October 31, 1997:


--------------------------------------------------------------------------------------------------------------
                                                                          Estimated             Total
                                 Aggregate            Pension or      Annual Benefits       Compensation
                               Compensation           Retirement            Upon           from Fund and
Director                         from Fund             Benefits          Retirement        Fund Complex (1)/
--------------------------------------------------------------------------------------------------------------
Marvin Freedman                   $  350                  $0                  $0              $2,700
--------------------------------------------------------------------------------------------------------------
Selvyn B. Bliefer, M.D.              350                   0                   0               2,700
--------------------------------------------------------------------------------------------------------------
Charles F. Haas                      350                   0                   0               2,700
--------------------------------------------------------------------------------------------------------------
William H. Taylor (2)/               150                   0                   0                 150
--------------------------------------------------------------------------------------------------------------

(1)/ The Fund and the Growth Fund comprise a "fund complex" as defined in Rule 14a-101 of the Securities Exchange Act of 1934, because they have the same investment adviser.
(2)/ Elected to the Board of Directors of the Fund in July 1997.

MANAGEMENT

     The other executive officers of the Fund are:


------------------------------------------------------------------------------------------------
Name, Position and Age   Principal Occupations and Address During the Last 5 Years
------------------------------------------------------------------------------------------------
Chad Christensen, Vice   Vice President, Director of Mutual Fund Operations of ALPS Mutual
President                Funds Services, Inc., 370 17th Street, Suite 3100, Denver,
Age 28                   Colorado 80202, since March 1996; Vice President of the Aggressive
                         Growth Fund and Assistant Treasurer of Westcore Trust.  He was
                         formerly Senior Accountant for Ernst and Young LLP in Denver,
                         Colorado following a position as auditor for KPMG Peat Marwick LLP in Dallas, Texas.

James V. Hyatt,          General Counsel of ALPS Mutual Funds Services, Inc., 370 17th
Secretary                Street, Suite 3100, Denver, Colorado 80202, since September 1995;
Age 47                   Secretary of the Aggressive Growth Fund and First Funds Trust and
                         Financial Investors Trust, Director of the Dairy, a non-profit community arts center.  He was formerly Senior Legal Counsel for
                         FMR Corp. and counsel to Fidelity Management Trust Company.
------------------------------------------------------------------------------------------------

All of the officers serve at the discretion of the Fund's Board of Directors.

REQUIRED VOTE

     The "cumulative voting" method will be used for electing directors. Under this method, each stockholder is entitled to a total number of votes equal to nine times the number of shares he or she holds on the record date. These votes may be cast for one candidate, or distributed among some or all of the candidates. The nine candidates receiving the highest number of votes will be elected. (If all shares outstanding on the record date are voted, ownership of ________ shares would entitle a stockholder to elect one director, if he cast all of his votes for that director.)

     The enclosed Proxy gives your proxy holder the discretionary authority to cumulate votes. If you want to cumulate your own votes on the Proxy card instead of giving this authority to your proxy holder, multiply the number of shares you owned on the record date by nine to determine the total number of votes you are entitled to cast. You can distribute this number of votes (but no more) among any or all of the nine nominees as you wish. You do not have to cast an equal number of votes for all candidates, and you do not need to cast all of your votes. If you cumulate your own votes on the Proxy card, only the number of votes marked on the card will be counted.

                                     PROPOSAL 3

                               SELECTION OF ACCOUNTANTS

     The Board of Directors has selected Hein + Associates LLP as independent public accountants for the Fund for its current fiscal year. As required by the Investment Company Act, this is being submitted to the stockholders for their approval (this is called a "ratification" of the Board's selection).

     Hein + Associates LLP served as the Fund's independent public accountants since 1992. For the fiscal year ended October 31, 1997, it performed audit services and prepared the Fund's income tax returns. No representative of Hein + Associates will attend the Meeting.

REQUIRED VOTE

     This proposal must be approved by a majority of the shares voted on the proposal.


                                          4.
                         PROXY VOTING AND MEETING PROCEDURES

STOCKHOLDERS ENTITLED TO VOTE

     Anyone who is shown on the records of the Fund as holding shares as of the close of business (Eastern Standard Time) on June 29, 1998 is entitled to vote at the Meeting. On that date, the Fund had ________ outstanding shares. Management is not currently aware of any stockholder who beneficially owns
5% or more of the outstanding shares.

HOW TO VOTE

     You can vote by mail, phone, fax or in person at the Meeting.

          To vote by mail, sign and send us the enclosed Proxy voting card in the envelope provided.

          To vote by fax, sign the enclosed Proxy card and fax both sides of it to 1-800-__________.

          To vote by phone, call our proxy solicitor, Shareholder Communications Corporation, at 1-800-________. They have procedures designed to confirm your identity and voting instructions.

Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

     If you give specific voting instructions on your Proxy, it will be voted as you have directed. Otherwise, it will be voted in the discretion of the persons named in the Proxy (they intend to vote in favor of all the proposals). If you return a Proxy, you can revoke it by notifying the Secretary of the Fund in writing, or by returning a Proxy with a later date. You can also revoke a Proxy by voting in person at the Meeting.

QUORUM REQUIREMENTS

     In order for the Meeting to go forward, a quorum of stockholders must be present. This means that a majority of the Fund's shares must be represented at the Meeting -- either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. "Broker non-votes" will be treated as shares which are present but have not been voted. (Broker non-votes are shares held by a broker for the owner, which the owner has not voted on a proposal and the broker does not have the authority to vote on the proposal.) Broker non-votes and abstentions will have the same effect as a "no" vote for purposes of determining whether Proposal 1 has been approved.

     If sufficient votes in favor of a proposal are not received by the date of the Meeting, the persons named in the Proxy may propose and vote for one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require approval by the holders of a majority of the shares who are present in person or by proxy.

PROXY SOLICITATION METHODS AND COSTS

     Proxies will be solicited by mail, but may also be solicited by directors and officers of the Fund and by employees of the Investment Manager or ALPS Mutual Funds Services, Inc., by personal meetings, telephone and facsimile. The Fund has also retained Shareholder Communications Corporation to assist with proxy solicitation, at a cost of approximately $10,000. Solicitation costs will be paid by the Fund. Banks, brokerage houses, and other custodians, nominees and fiduciaries may forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and the Fund will reimburse them for their related out-of-pocket expenses.

                                          5.
                                 GENERAL INFORMATION


DEADLINE FOR SUBMITTING PROPOSAL FOR NEXT YEAR'S MEETING

     If the proposed reorganization of the Fund is not completed, the Fund's next annual stockholder meeting is currently scheduled for March 31, 1999. Any proposal a stockholder intends to present at the next annual meeting must be received by the Secretary of the Fund at the Fund's principal office no later than December 31, 1998, in order to be considered for inclusion in the Fund's proxy statement and form of proxy for that meeting. Any such proposal must satisfy all applicable federal and state legal requirements.

OTHER MATTERS

     Management knows of no other business to be presented at the Meeting, but if other matters properly do come before the Meeting, the persons named in the Proxy will vote on them in accordance with their best judgment.

Charles E. Woodhouse
President

                      STONEBRIDGE AGGRESSIVE GROWTH FUND, INC.
                                       PROXY
                  ANNUAL MEETING OF STOCKHOLDERS - August 25, 1997

   The undersigned stockholder of Stonebridge Aggressive Growth Fund, Inc. hereby appoints Craig B. Burger and Debra L. Newman, or either of them, proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders to be held at the Regency Club, 10900 Wilshire Blvd, Los Angeles, California, on August 25, 1998 at 3:00 p.m. and at any adjournment thereof, and to vote all shares of stock which the undersigned would be entitled to vote with respect to the election of directors, upon the proposals set forth below and upon other matters properly coming before the meeting.Such authority includes the right, in the discretion of the proxies, and each of them, to cumulate votes for the election of directors and thereby to distribute, in such proportion as the proxies see fit, the votes represented by the proxy among the nine nominees named below or any substitute person or persons nominated by the Board of Directors for election to the Board.

   Unless otherwise specified below, the undersigned's vote is to be cast FOR proposals 1, 2 and 3.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. This instrument must be signed by the registered holder(s). When signing as attorney, administrator, trust or guardian, please give full title as such. PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.


------------------------------------------
Signature(s)


------------------------------------------
Signature(s)


Date:                      , 1998


TO VOTE FILL IN BOX COMPLETELY. PLEASE INDICATE YOUR VOTE BELOW IN BLUE OR BLACK INK. EXAMPLE: /X/

PROPOSAL 1:    A proposal to reorganize the Fund into Stonebridge Funds Trust

               FOR        AGAINST        ABSTAIN

PROPOSAL 2:   Election of nine (9) Directors to the Board of Directors:

INSTRUCTION: To cumulate votes, write the number of votes cast for each of the nominees in the space following each of the nominees' names below, in accordance with the instructions in the Proxy Statement. To withhold authority to vote for any individual nominee, write that nominee's name below.

/  / FOR all nominees listed (with exceptions noted)

/  / WITHHOLD AUTHORITY to vote for all nominees listed

     (1)  Dr. John G. Ayer ___
     (2)  Richard C. Barrett ___
     (3)  Selvyn B. Bleifer ___
     (4)  Craig B. Burger  ___
     (5)  Marvin Freedman___
     (6)  Charles F. Haas ___
     (7)  Debra L. Newman___
     (8)  William H. Taylor II ___
     (9)  Charles Woodhouse___

PROPOSAL 3:  Ratification of the             FOR         AGAINST         ABSTAIN
selection by the Board of Directors of
Hein + Associates as independent public
accountants for the current fiscal year